Exhibit 99.1

DXC Technology Reports Fourth Quarter and Full Year Fiscal 2025 Results

•Total revenue for Q4 FY25 of $3.17 billion, down 6.4% (down 4.2% on an organic basis)(1)
•Q4 FY25 EBIT margin of 11.0%, and adjusted EBIT(2) margin of 7.3%
•Q4 FY25 Diluted earnings per share was $1.43 vs. ($1.10) in the prior year quarter; Non-GAAP diluted earnings per share(3) was $0.84, down 13.4% YoY
•Q4 FY25 Book to bill of 1.22x

ASHBURN, VA, May 14, 2025 – DXC Technology (NYSE: DXC) today reported results for the fourth quarter and full year fiscal 2025.

“Our fourth quarter results represent continued progress toward our goal of achieving sustained, profitable revenue growth,” said DXC Technology President and CEO, Raul Fernandez. “For the second consecutive quarter, we reported bookings growth of more than 20% and book to bill ratios of greater than 1. While the macro backdrop remains uncertain, we're staying focused on our priorities, delivering our deep and broad capabilities to our customers, driving performance with a newly energized and engaged employee base, and continuing to build a culture of accountability, collaboration, and urgency.”

Financial Highlights - Fourth Quarter Fiscal Year 2025

•Total revenue was $3.17 billion, down 6.4% year-over-year (down 4.2% on an organic basis)(1).
•EBIT was $350 million, with a corresponding margin of 11.0% compared to ($289) million in the prior year quarter. Adjusted EBIT(2) was $230 million, down 19.0% year-over-year, with a corresponding margin(2) of 7.3%.
•Diluted earnings per share was $1.43, compared to ($1.10) in the prior year quarter. Non-GAAP diluted earnings per share(3) was $0.84, down 13.4% year-over-year.
•Cash generated from operations was $315 million, up 12.5% year-over-year. Free cash flow(4) was $111 million in the fourth quarter of fiscal year 2025, compared to $155 million in the fourth quarter of fiscal year 2024.
•Book to Bill ratio of 1.22x, compared to 0.94x in the fourth quarter of fiscal year 2024.

(1) Revenue growth on an organic basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates, adjusted for the impact of acquisitions and divestitures. A reconciliation of GAAP to non-GAAP measure are attached to this release.
(2) Adjusted EBIT and Adjusted EBIT margin are non-GAAP measures. Reconciliations of GAAP Net Income to such measures are attached to this release.
(3) Non-GAAP diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to non-GAAP diluted per share is attached to this release.
(4) Free cash flow is a non-GAAP measure. Free cash flow is calculated by subtracting capital expenditures (Purchase of Property, Plant & Equipment, Transition and Transformation Contract Costs and Software Purchased or Developed) from cash flow from operations. Free cash flow for the fourth quarter of fiscal year 2025 is calculated by subtracting capital expenditures of $204 million from cash flow from operations of $315 million. Free cash flow for the fourth quarter of fiscal year 2024 is calculated by subtracting capital expenditures of $125 million from cash flow from operations of $280 million. Free cash flow for the full year of fiscal year of 2025 is calculated by subtracting capital expenditures of $711 million from cash flow from operations of $1,398 million. Free cash flow for the full year of fiscal year 2024 is calculated by subtracting capital expenditures of $605 million from cash flow from operations of $1,361 million.

Segment Highlights - Fourth Quarter Fiscal Year 2025

Global Business Services ("GBS")

•Revenue was $1.63 billion, down 4.8% year-over-year (down 2.4% on an organic basis).(1)
•Segment profit was $178 million, down 21.9% year-over-year, with a corresponding margin of 10.9%.
•Book to Bill ratio of 1.16x, compared to 0.99x during the fourth quarter of fiscal 2024.

Global Infrastructure Services ("GIS")

•Revenue was $1.54 billion, down 8.1% year-over-year (down 6.0% on an organic basis).(1)
•Segment profit was $107 million, down 14.4% year-over-year, with a corresponding margin of 7.0%.
•Book to Bill ratio of 1.28x, compared to 0.89x during the fourth quarter of fiscal 2024.

Financial Highlights - Full Year Fiscal 2025

•Total revenue was $12.87 billion, down 5.8% year-over-year (down 4.6% on an organic basis)(1).
•EBIT was $696 million, up 260.6% year-over-year with a corresponding margin of 5.4%. Adjusted EBIT(2) was $1,019 million, up 1.0% year-over-year, with a corresponding margin(2) of 7.9%.
•Diluted earnings per share was $2.10, up 356.5% year-over-year. Non-GAAP diluted earnings per share(3) was $3.43, up 10.6% year-over-year.
•Cash generated from operations was $1,398 million, up 2.7% year-over-year. Free cash flow(4) was $687 million in the full year of fiscal year 2025, compared to $756 million in the full year fiscal 2024.
•Book to Bill ratio of 1.03x, compared to 0.91x in the full year fiscal 2024.

Segment Highlights - Full Year Fiscal 2025

Global Business Services ("GBS")

•Revenue was $6.65 billion, down 2.6% year-over-year (down 1.0% on an organic basis).(1)
•Segment profit was $797 million, down 4.6% year-over-year, with a corresponding margin of 12.0%.
•Book to Bill ratio of 1.03x, compared to 0.96x during the full year fiscal 2024.

Global Infrastructure Services ("GIS")

•Revenue was $6.23 billion, down 9.1% year-over-year (down 8.2% on an organic basis).(1)
•Segment profit was $451 million, up 4.2% year-over-year, with a corresponding margin of 7.2%.
•Book to Bill ratio of 1.03x, compared to 0.86x during the full year fiscal 2024.

Full Year Fiscal 2026 and First Quarter Fiscal Year 2026 Guidance

Full Year Fiscal 2026
•Total revenue in the range of $12.18 billion and $12.44 billion, a decline of 5.0% to 3.0% on an organic basis(1).
•Adjusted EBIT margin(2) of 7.0% to 8.0%.
•Non-GAAP diluted EPS(3) of $2.75 to $3.25.
•Free Cash Flow(4) of ~$600 million.

First Quarter Fiscal 2026
•Total revenue in the range of $3.04 billion and $3.09 billion, a decline of 5.5% to 4.0% year-over-year on an organic basis.(1)
•Adjusted EBIT margin(2) of 6.0% to 7.0%.
•Non-GAAP Diluted EPS(3) of $0.55 to $0.65.

Additional metrics for the first quarter and full year fiscal 2026 guidance are presented in the table below.

Revenue	Q1 FY26 Guidance		FY26 Guidance
	Lower End	Higher End	Lower End	Higher End
YoY Organic Revenue %	(5.5)%	(4.0)%	(5.0)%	(3.0)%
Acquisition & Divestitures Revenues %	(0.2)%		(0.1)%
Foreign Exchange Impact on Revenues %	(0.4)%		(0.3)%
Others
Net Interest Expense ($M)	~$15		~$60
Non-GAAP Tax Rate	~40%		~35%
Foreign Exchange Assumptions	Current Estimate		Current Estimate
$/Euro Exchange Rate	$1.09		$1.09
$/GBP Exchange Rate	$1.27		$1.27
$/AUD Exchange Rate	$0.60		$0.60

DXC does not provide reconciliations of non-GAAP measures included in its guidance because certain key information necessary for such reconciliations—most notably the impact of significant non-recurring items—is unavailable without unreasonable effort or may not be available at all. As a result, DXC believes any such reconciliation would not be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss fourth quarter fiscal 2025 results at 5:00 p.m. ET on May 14, 2025. The dial-in number for domestic callers is 888-330-2455. Callers who reside outside of the United States should dial +1-240-789-2717. The passcode for all participants is 4164760#. The webcast audio and any presentation slides will be available through a link posted on DXC Technology’s Investor Relations website.

A replay of the conference call will be available approximately two hours after its conclusion until 11:59 PM ET on May 21, 2025, at 800-770-2030 for domestic callers and at +1-647-362-9199 for international callers. The replay passcode is 4164760#. A transcript of the conference call will be posted on DXC Technology’s Investor Relations website.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this document may constitute “forward-looking statements” that are based on the Company’s current assumptions regarding future operating or financial performance. These statements involve numerous risks, uncertainties and other important factors that could cause actual results to differ materially from those described in forward-looking statements, many of which are outside of our control, and include, but are not limited to: our inability to succeed in our strategic objectives; the risk of liability, reputational damages or adverse impact to business due to service interruptions from security breaches, cyber-attacks, other security incidents or disclosure of confidential information or personal data; compliance, or failure to comply, with obligations arising under new or existing laws, regulations, and customer contracts relating to the privacy, security and handling of personal data; our product and service quality issues; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings and the competitive pressures faced by our business; our inability to compete in certain markets and expand our capacity in certain offshore locations; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; difficulty in understanding the changes to our business model by equity research or industry analysts or our failure to meet our publicly announced financial guidance; public health crises; our indebtedness and potential material adverse effect on our financial condition and results of operations; our inability to accurately estimate the cost of services, and the completion timeline of contracts; failure by us or third party partners to deliver on commitments or otherwise breach obligations to our customers; the risks associated with climate change and natural disasters; increased scrutiny of, and evolving expectations for, sustainability and environmental, social and governance initiatives; our inability to attract and retain key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or adverse changes in macroeconomic conditions; the risks associated with our international operations, such as risks related to currency exchange rates; our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions; our inability to achieve the expected benefits of our restructuring plans; our inadvertent infringement of third-party intellectual property rights or infringement of our intellectual property rights by third parties; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain or increases in procurement costs, including as a result of ongoing trade tensions and tariff changes; our inability to maintain effective disclosure controls and internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; counterparty default risk in our hedging program; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax rates, tax laws, and the timing and outcome of tax examinations; risks related to our completed strategic transactions; volatility of the price of our securities, which is subject to market and other conditions. For a written description of these factors, see our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and any updating information in subsequent SEC filings. Any forward-looking statement contained herein speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we also disclose in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses as well as gains and losses on certain dispositions and certain tax adjustments.

We believe constant currency revenues provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars in the periods presented. See below for a description of the methodology we use to present constant currency revenues.

One category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS, incremental amortization of intangible assets acquired through business combinations, if included, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer-related intangible assets, from its non-GAAP expenses, we believe it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS is impairment losses, which, if included, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further, assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

Selected references are made to revenue growth on an “organic basis” in order that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during both periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar. We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in both periods presented.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available for normal business operations, to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. Dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. Dollar.

# # #

Contact:

Roger Sachs, CFA, Investor Relations, +1-201-259-0801, roger.sachs@dxc.com
Suzanne Cross, Corporate Media Relations, +1-518-506-8848, suzanne.cross@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per-share amounts)	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024

Revenues	$3,169	$3,386	$12,871	$13,667

Costs of services	2,401	2,588	9,770	10,576
Selling, general and administrative	359	295	1,348	1,244
Depreciation and amortization	312	349	1,287	1,404
Restructuring costs	29	20	153	111
Interest expense	58	76	265	298
Interest income	(46)	(56)	(199)	(214)
Gain on disposition of businesses	—	17	(7)	(79)
Other (income) expense, net	(282)	406	(376)	218
Total costs and expenses	2,831	3,695	12,241	13,558

Income (loss) before income taxes	338	(309)	630	109
Income tax expense (benefit)	75	(114)	234	23
Net income (loss)	263	(195)	396	86
Less: net (loss) income attributable to non-controlling interest, net of tax	(1)	5	7	(5)
Net income (loss) attributable to DXC common stockholders	$264	$(200)	$389	$91

Income (loss) per common share:
Basic	$1.46	$(1.10)	$2.15	$0.46
Diluted	$1.43	$(1.10)	$2.10	$0.46

Weighted average common shares outstanding for:
Basic EPS	181.09	181.06	180.68	195.80
Diluted EPS	184.84	181.06	184.92	198.78

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2025	March 31, 2024
Assets
Cash and cash equivalents	$1,796	$1,224
Receivables, net	2,972	3,253
Prepaid expenses	477	512
Other current assets	118	146
Total current assets	5,363	5,135

Intangible assets, net	1,642	2,130
Operating right-of-use assets, net	635	731
Goodwill	526	532
Deferred income taxes, net	819	804
Property and equipment, net	1,253	1,671
Other assets	2,967	2,857
Assets held for sale - non-current	—	11
Total Assets	$13,205	$13,871

Liabilities
Short-term debt and current maturities of long-term debt	$880	$271
Accounts payable	549	846
Accrued payroll and related costs	571	558
Operating lease liabilities	227	282
Accrued expenses and other current liabilities	1,358	1,437
Deferred revenue and advance contract payments	762	866
Income taxes payable	64	134
Total current liabilities	4,411	4,394

Long-term debt, net of current maturities	2,996	3,818
Non-current deferred revenue	635	671
Non-current operating lease liabilities	444	497
Non-current income tax liabilities and deferred tax liabilities	495	556
Non-current pension obligations	387	423
Other long-term liabilities	347	446
Total Liabilities	9,715	10,805

Total Equity	3,490	3,066

Total Liabilities and Equity	$13,205	$13,871

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Fiscal Years Ended
(in millions)	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$396	$86
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,313	1,433
Operating right-of-use expense	309	353
Pension & other post-employment benefits, actuarial & settlement (gains) losses	(232)	445
Share-based compensation	79	109
Deferred taxes	(35)	(416)
Loss (gain) on dispositions	24	(131)
Provision for losses on accounts receivable	12	—
Unrealized foreign currency exchange losses (gains)	40	(7)
Impairment losses and contract write-offs	32	18
Amortization of debt issuance costs and discount	5	5
Cash surrender value in excess of premiums paid	(12)	(14)
Other non-cash charges, net	7	9
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	320	176
(Increase) Decrease in prepaid expenses and other current assets	(81)	211
Decrease in accounts payable and accruals	(335)	(278)
(Decrease) Increase in income taxes payable and income tax liability	(57)	13
Decrease in operating lease liability	(309)	(353)
(Decrease) Increase in advance contract payments and deferred revenue	(78)	(290)
Other operating activities, net	—	(8)
Net cash provided by operating activities	1,398	1,361

Cash flows from investing activities:
Purchases of property and equipment	(248)	(182)
Payments for transition and transformation contract costs	(135)	(198)
Software purchased and developed	(328)	(225)
Business dispositions	26	26
Proceeds from sale of assets	161	75
Other investing activities, net	12	13
Net cash used in investing activities	(512)	(491)

Cash flows from financing activities:
Borrowings of commercial paper	367	1,784
Repayments of commercial paper	(369)	(1,887)
Payments on finance leases and borrowings for asset financing	(298)	(430)
Taxes paid related to net share settlements of share-based compensation awards	(20)	(35)
Repurchase of common stock	(14)	(898)
Other financing activities, net	17	(21)
Net cash used in financing activities	(317)	(1,487)
Effect of exchange rate changes on cash and cash equivalents	3	(17)
Net increase (decrease) in cash and cash equivalents	572	(634)
Cash and cash equivalents at beginning of year	1,224	1,858
Cash and cash equivalents at end of year	$1,796	$1,224

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs generally include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
GBS profit	$178	$228	$797	$835
GIS profit	107	125	451	433
Unallocated expenses	(55)	(69)	(229)	(259)
Subtotal	$230	$284	$1,019	$1,009
Interest income	46	56	199	214
Interest expense	(58)	(76)	(265)	(298)
Restructuring costs	(29)	(20)	(153)	(111)
Transaction, separation and integration-related costs	—	(1)	(25)	(7)
Amortization of acquired intangibles	(85)	(88)	(348)	(354)
Merger related indemnification	(2)	(1)	(2)	(16)
(Losses) gains on dispositions	—	(17)	13	115
Gains (losses) on real estate and facility sales	9	(1)	(23)	7
Impairment losses	(5)	—	(17)	(5)
Pension and OPEB actuarial and settlement gains (losses)	232	(445)	$232	$(445)
Income (loss) before income taxes	338	(309)	$630	$109

Segment profit margins
GBS	10.9%	13.3%	12.0%	12.2%
GIS	7.0%	7.5%	7.2%	6.3%

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes third party costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification - in fiscal 2025 and fiscal 2024, represents the Company’s estimate of potential net liability to HPE for tax related indemnifications.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.
•Gains and losses on real estate and facility sales – gains and losses related to dispositions of real property.(1)
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall non-GAAP provision (consistent with the GAAP methodology).

(1) Starting in the fiscal quarter ended September 30, 2024, the Company’s reported non-GAAP financial results reflect an adjustment for gains and losses on real estate and facilities dispositions, which the Company’s current management believes are not reflective of the core operating performance of our business. For comparability purposes, historical non-GAAP financial measures set forth herein have been recast to reflect this change, which included gains on dispositions of real property of approximately $7 million for the fiscal years ended March 31, 2024.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended March 31, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Amortization of Acquired Intangible Assets	Merger related Indemnification	Impairment Losses	Gains and Losses on Dispositions	Gains and Losses on Sale of Real Estate	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
Income from continuing operations, before taxes	$338	$29	$85	$2	$5	$—	$(9)	$(232)	$—	$218
Income tax expense	75	8	24	1	(1)	2	1	(66)	20	64
Net income	263	21	61	1	6	(2)	(10)	(166)	(20)	154
Less: net loss attributable to non-controlling interest, net of tax	(1)	—	—	—	—	—	—	(1)	—	(2)
Net income attributable to DXC common stockholders	$264	$21	$61	$1	$6	$(2)	$(10)	$(165)	$(20)	$156

Effective Tax Rate	22.2%									29.4%

Basic EPS	$1.46	$0.12	$0.34	$0.01	$0.03	$(0.01)	$(0.06)	$(0.91)	$(0.11)	$0.86
Diluted EPS	$1.43	$0.11	$0.33	$0.01	$0.03	$(0.01)	$(0.05)	$(0.89)	$(0.11)	$0.84

Weighted average common shares outstanding for:
Basic EPS	181.09	181.09	181.09	181.09	181.09	181.09	181.09	181.09	181.09	181.09
Diluted EPS	184.84	184.84	184.84	184.84	184.84	184.84	184.84	184.84	184.84	184.84

	Fiscal Year Ended March 31, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	Impairment Losses	Gains and Losses on Dispositions	Gains and Losses on Real Estate and Facility Sales	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$630	$153	$25	$348	$2	$17	$(13)	$23	$(232)	$—	$953
Income tax expense	234	33	5	77	6	1	(3)	9	(66)	17	313
Net income	396	120	20	271	(4)	16	(10)	14	(166)	(17)	640
Less: net income attributable to non-controlling interest, net of tax	7	—	—	—	—	—	—	—	(1)	—	6
Net income attributable to DXC common stockholders	$389	$120	$20	$271	$(4)	$16	$(10)	$14	$(165)	$(17)	$634

Effective Tax Rate	37.1%										32.8%

Basic EPS	$2.15	$0.66	$0.11	$1.50	$(0.02)	$0.09	$(0.06)	$0.08	$(0.91)	$(0.09)	$3.51
Diluted EPS	$2.10	$0.65	$0.11	$1.47	$(0.02)	$0.09	$(0.05)	$0.08	$(0.89)	$(0.09)	$3.43

Weighted average common shares outstanding for:
Basic EPS	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68
Diluted EPS	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92

	Three Months Ended March 31, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger related Indemnification	Gains and Losses on Dispositions	Gains and Losses on Sale of Real Estate	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income from continuing operations, before taxes	$(309)	$20	$1	$88	$1	$17	$1	$445	$—	$264
Income tax (benefit) expense	(114)	5	—	22	2	(6)	1	109	60	79
Net (loss) income	(195)	15	1	66	(1)	23	—	336	(60)	185
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	—	—	—	2	—	7
Net (loss) income attributable to DXC common stockholders	$(200)	$15	$1	$66	$(1)	$23	$—	$334	$(60)	$178

Effective Tax Rate	36.9%									29.9%

Basic EPS	$(1.10)	$0.08	$0.01	$0.36	$(0.01)	$0.13	$—	$1.84	$(0.33)	$0.98
Diluted EPS	$(1.10)	$0.08	$0.01	$0.36	$(0.01)	$0.13	$—	$1.82	$(0.33)	$0.97

Weighted average common shares outstanding for:
Basic EPS	181.06	181.06	181.06	181.06	181.06	181.06	181.06	181.06	181.06	181.06
Diluted EPS	181.06	183.47	183.47	183.47	183.47	183.47	183.47	183.47	183.47	183.47

	Fiscal Year Ended March 31, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	Impairment Losses	Gains and Losses on Dispositions	Gains and Losses on Real Estate and Facility Sales	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$109	$111	$7	$354	$16	$5	$(115)	$(7)	$445	$—	$925
Income tax expense	23	23	1	75	14	1	(26)	(2)	109	97	315
Net income	86	88	6	279	2	4	(89)	(5)	336	(97)	610
Less: net loss attributable to non-controlling interest, net of tax	(5)	—	—	—	—	(4)	—	—	2	—	(7)
Net income attributable to DXC common stockholders	$91	$88	$6	$279	$2	$8	$(89)	$(5)	$334	$(97)	$617

Effective Tax Rate	21.1%										34.1%

Basic EPS	$0.46	$0.45	$0.03	$1.42	$0.01	$0.04	$(0.45)	$(0.03)	$1.71	$(0.50)	$3.15
Diluted EPS	$0.46	$0.44	$0.03	$1.40	$0.01	$0.04	$(0.45)	$(0.03)	$1.68	$(0.49)	$3.10

Weighted average common shares outstanding for:
Basic EPS	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80
Diluted EPS	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Fiscal Year 2025
	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY25
Total revenue growth	(6.1)%	(5.7)%	(5.1)%	(6.4)%	(5.8)%
Foreign currency	1.4%	—%	0.7%	2.1%	1.0%
Acquisitions and divestitures	0.3%	0.1%	0.2%	0.1%	0.2%
Organic revenue growth	(4.4)%	(5.6)%	(4.2)%	(4.2)%	(4.6)%

GBS revenue growth	(1.8)%	(1.9)%	(1.8)%	(4.8)%	(2.6)%
Foreign currency	1.8%	0.1%	0.9%	2.1%	1.2%
Acquisitions and divestitures	0.5%	0.2%	0.4%	0.3%	0.4%
GBS organic revenue growth	0.5%	(1.6)%	(0.5)%	(2.4)%	(1.0)%

GIS revenue growth	(10.3)%	(9.4)%	(8.5)%	(8.1)%	(9.1)%
Foreign currency	1.0%	(0.2)%	0.7%	2.1%	0.9%
Acquisitions and divestitures	—%	—%	—%	—%	—%
GIS organic revenue growth	(9.3)%	(9.6)%	(7.8)%	(6.0)%	(8.2)%

	Fiscal Year 2024
	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24
Total revenue growth	(7.0)%	(3.6)%	(4.7)%	(5.7)%	(5.3)%
Foreign currency	0.7%	(2.0)%	(1.7)%	0.2%	(0.7)%
Acquisitions and divestitures	2.7%	2.0%	1.9%	0.6%	1.9%
Organic revenue growth	(3.6)%	(3.6)%	(4.5)%	(4.9)%	(4.1)%

GBS revenue growth	(3.1)%	(0.2)%	(2.4)%	(2.2)%	(2.0)%
Foreign currency	0.8%	(1.6)%	(1.4)%	0.6%	(0.4)%
Acquisitions and divestitures	5.6%	4.2%	4.1%	1.3%	3.8%
GBS organic revenue growth	3.3%	2.4%	0.3%	(0.3)%	1.4%

GIS revenue growth	(10.6)%	(6.8)%	(6.8)%	(9.0)%	(8.3)%
Foreign currency	0.7%	(2.3)%	(2.1)%	(0.3)%	(1.0)%
Acquisitions and divestitures	—%	—%	—%	—%	—%
GIS organic revenue growth	(9.9)%	(9.1)%	(8.9)%	(9.3)%	(9.3)%

EBIT and Adjusted EBIT

	Fiscal Year 2025
(in millions)	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY25
Net income	$25	$45	$63	$263	$396
Income tax expense	43	48	68	75	234
Interest income	(51)	(51)	(51)	(46)	(199)
Interest expense	72	69	66	58	265
EBIT	89	111	146	350	696
Restructuring costs	39	42	43	29	153
Transaction, separation, and integration-related costs	7	15	3	—	25
Amortization of acquired intangible assets	87	89	87	85	348
Merger related indemnification	—	—	—	2	2
Gains on disposition of businesses	—	(5)	(8)	—	(13)
Losses and (gains) on real estate and facility sales	2	27	3	(9)	23
Impairment losses	—	—	12	5	17
Pension and OPEB actuarial and settlement gains	—	—	—	(232)	(232)
Adjusted EBIT	$224	$279	$286	$230	$1,019

EBIT margin	2.8%	3.4%	4.5%	11.0%	5.4%
Adjusted EBIT margin	6.9%	8.6%	8.9%	7.3%	7.9%

	Fiscal Year 2024
(in millions)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24
Net income (loss)	$42	$99	$140	$(195)	$86
Income tax expense (benefit)	36	29	72	(114)	23
Interest income	(49)	(53)	(56)	(56)	(214)
Interest expense	66	78	78	76	298
EBIT	95	153	234	(289)	193
Restructuring costs	20	35	36	20	111
Transaction, separation, and integration-related costs	1	3	2	1	7
Amortization of acquired intangible assets	89	89	88	88	354
Merger related indemnification	11	2	2	1	16
Losses and (gains) on disposition of businesses	5	(33)	(104)	17	(115)
(Gains) and losses on real estate and facility sales	(6)	—	(2)	1	(7)
Impairment losses	3	2	—	—	5
Pension and OPEB actuarial and settlement losses	—	—	—	445	445
Adjusted EBIT	$218	$251	$256	$284	$1,009

EBIT margin	2.8%	4.5%	6.9%	(8.5)%	1.4%
Adjusted EBIT margin	6.3%	7.3%	7.5%	8.4%	7.4%

Offerings Details

(in millions)	Q4 FY25	Q3 FY25	Q2 FY25	Q1 FY25	Q4 FY24
Consulting & Engineering Services	$1,237	$1,270	$1,281	$1,284	$1,317
Insurance Software & BPS	393	396	396	389	388
Cloud, ITO & Security	1,180	1,184	1,188	1,206	1,290
Modern Workplace	359	375	376	357	384
Subtotal	3,169	3,225	3,241	3,236	3,379
M&A and Divestitures	—	—	—	—	7
Total Revenues	3,169	3,225	3,241	3,236	3,386

Source: DXC Technology
Category: Investor Relations